Exhibit 13

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350

I, Gail Patricia Kelly, certify that the Annual Report on Form 20-F for the year ended 30 September 2013 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 4 November 2013

/s/ Gail Patricia Kelly
Gail Patricia Kelly
Managing Director and
Chief Executive Officer

I, Philip Matthew Coffey, certify that the Annual Report on Form 20-F for the year ended 30 September 2013 of Westpac Banking Corporation (the “Company”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 4 November 2013

/s/ Philip Matthew Coffey
Philip Matthew Coffey
Chief Financial Officer